                                                                       EXHIBIT 2


                    List of Directors and Executive Officers



Name                                                       Title
----                                                       -----

Susan L. Segal                                    Chairman of the Board
Douglas M. Karp                                   Director
Frederick R. Wilson                               Director
Jose Manuel Tost                                  President
Jorge Rincon                                      Chief Operating Officer
Ana Maria Lozano-Stickley                         Chief Financial Officer
Michael Hartman                                   General Counsel and Secretary


The business address and telephone number for the above individuals is as follows:

                             StarMedia Network, Inc.
                               999 Brickell Avenue
                                   Suite # 808
                                 Miami, FL 33131
                                 (305) 938-3000